UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 11, 2024
SenesTech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23460 N. 19th Avenue, Suite 110 Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (928) 779-4143
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2024, we held our annual meeting of stockholders (the “Annual Meeting”), at which meeting our stockholders approved an amendment to our 2018 Equity Incentive Plan (the “2018 Plan”).

The effect of the amendment to the 2018 Plan is to increase the number of shares of common stock available for issuance under the 2018 Plan by 2,000,000 shares.

Our board of directors (the “Board”) and/or compensation committee of our board of directors (the “Committee”) will administer the 2018 Plan and the stock awards granted under it. Our Board and Committee have the authority to, among other things, select the individuals to receive awards, determine the terms and conditions of all awards and interpret the provisions of the 2018 Plan and any awards, notices or agreements executed or entered into under the 2018 Plan. Under the 2018 Plan, the Board and Committee may grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to employees, officers, directors and consultants.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, attached as Exhibit 10.1 to this Current Report on Form 8-K, as amended by the 2018 Plan Amendment, and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held in Phoenix, Arizona on July 11, 2024. At the Annual Meeting, our stockholders voted on the following proposals and cast their votes as described below.

Our stockholders elected the individuals listed below as a Class II directors at the Annual Meeting, each to serve for a three-year term until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

Director	Votes For	Votes Withheld	Broker Non-Votes
Jamie Bechtel	617,325	277,032	1,431,572
Phil Grandinetti III	633,287	261,070	1,431,572

Our stockholders approved, on a non-binding advisory basis, the compensation of our named executive officers for fiscal 2023 (“say-on-pay”).

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Say-on-Pay Proposal	669,439	212,656	12,262	1,431,572

Our stockholders approved an amendment to our 2018 Plan to increase the number of shares of common stock available for issuance under the 2018 Plan by 2,000,000 shares (the “2018 Plan Amendment”).

	Votes For	Votes Against	Abstentions	Broker Non-Votes
2018 Plan Amendment	494,265	391,374	8,718	1,431,572

Our stockholders ratified the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of M&K CPAS, PLLC as our independent registered public accounting firm	1,856,667	467,602	1,660	—

Our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of our common stock, by a ratio of not less than 1-for-2 shares and not more than 1-for-20 shares, with the exact ratio to be set at a whole number within this range by our Board in its sole discretion (the “Reverse Stock Split Proposal”).

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Reverse Stock Split Proposal	1,787,811	534,400	3,718	—
Our stockholders approved an adjournment of the Annual Meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Adjournment Proposal	1,589,696	694,249	41,984	—
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
(10)	Material Contracts
10.1	SenesTech, Inc. 2018 Equity Incentive Plan, as amended

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2024	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Executive Vice President, Chief Financial Officer, Treasurer and Secretary